EXHIBIT 10.2

ENDORSEMENT TO 10% SENIOR SECURED CONVERTIBLE NOTE

Precision Optics Corporation, Inc.
New York, New York
July 20, 2011

The 10% Senior Secured Convertible Note dated June 25, 2008 and amended December 11, 2008, June 25, 2010, July 26, 2010, September 15, 2010, October 15, 2010, November 15, 2010, November 30, 2010, December 1, 2010, December 3, 2010, December 17, 2010, January 10, 2011,  January 24, 2011, February 7, 2011, February 25, 2011, March 11, 2011, March 31, 2011,  April 14, 2011, April 29, 2011, May 13, 2011, June 3, 2011, June 28, 2011, and July 6, 2011 (the “Note”) of Precision Optics Corporation, Inc., a Massachusetts corporation (the “Company”), payable to the order of Special Situations Private Equity Fund, L.P. (the “Holder”) in an aggregate principal amount of $275,000 and to which the Endorsement is affixed is hereby amended in the following respects:

1.             The term “Stated Maturity Date” is hereby restated to be “July 25, 2011.”

2.             Except as expressly amended by this Endorsement, the Note remains in full force and effect and the Company hereby reconfirms its obligations thereunder.

IN WITNESS WHEREOF, the Company has caused this Endorsement to be duly executed, and the Holder has caused this Endorsement to be duly accepted, by their respective duly authorized representatives as of the day and year first above written.

PRECISION OPTICS CORPORATION, INC.

By	/s/ Joseph N. Forkey

Name: Joseph N. Forkey
Title: Chief Executive Officer

Accepted:

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By:	/s/ David Greenhouse

Name: David Greenhouse
Title: General Partner